As filed with the Securities and Exchange Commission on April 24, 2013

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

J. C. PENNEY CORPORATION, INC.

(Exact name of registrant as specified in its charter)

Delaware	13-5583779
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

J. C. PENNEY COMPANY, INC.

(Exact name of registrant as specified in its charter)

Delaware	26-0037077
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Janet Dhillon, Esq. Executive Vice President, General Counsel and Secretary 6501 Legacy Drive Plano, Texas 75024 Telephone: (972) 431-1000	J. C. Penney Corporation, Inc. J. C. Penney Company, Inc. 6501 Legacy Drive Plano, Texas 75024 Telephone: (972) 431-1000
(Name, address, including zip code, and telephone number, including area code, of agent for service)	(Address, including zip code, and telephone number, including area code, of registrants’ principal executive offices)

Copy to:

Gregg A. Noel, Esq.

Skadden, Arps, Slate, Meagher & Flom LLP

300 South Grand Avenue

Los Angeles, California 90071

(213) 687-5000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Securities and Exchange Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit	Proposed maximum aggregate offering price(2)	Amount of registration fee
J. C. Penney Company, Inc.
Common stock, 50¢ par value per share
Preferred stock, without par value
Depositary shares representing preferred stock
Debt securities
Guarantees of debt securities of J. C. Penney Corporation, Inc.(4)	—(1)	—(1)(5)	—(1)	—(3)
Warrants to purchase common stock, preferred stock or debt securities
Stock purchase contracts
Stock purchase units
J. C. Penney Corporation, Inc.
Debt securities
Guarantees of debt securities of J. C. Penney Company, Inc.(4)
Warrants to purchase debt securities

(1)	Not specified pursuant to General Instruction II.E of Form S-3.
(2)	Exclusive of accrued interest, distributions and dividends, if any.
(3)	In accordance with Rule 456(b) and Rule 457(r) under the Securities Act, the registrants are deferring payment of all of the registration fee.
(4)	No separate consideration will be received for the guarantees. Pursuant to Rule 457(n) under the Securities Act, no separate fee is payable with respect to the guarantees being registered hereby.
(5)	An indeterminate amount or number of the securities of each identified class is being registered as may from time to time be offered at indeterminate prices or upon conversion, exchange or exercise of securities registered hereunder to the extent that the terms of any such securities provide for such conversion, exchange or exercise. Separate consideration may or may not be received for securities that are issuable on conversion, exchange or exercise of other securities or that are issued in units or represented by depositary shares.

EXPLANATORY NOTE

This Registration Statement contains:

•

a base prospectus to be used by J. C. Penney Company, Inc. (“JCPenney”) and/or J. C. Penney Corporation, Inc., a wholly owned subsidiary of JCPenney (“JCP”), in connection with offerings by (i) JCPenney of common stock, preferred stock, depositary shares, debt securities, guarantees of JCP debt securities, warrants, stock purchase contracts and stock purchase units, and (ii) JCP of debt securities, guarantees of JCPenney debt securities and warrants; and

•

a base prospectus to be used by the selling stockholder named in such base prospectus (the “Selling Stockholder”) to sell, from time to time in one or more transactions, shares of JCPenney’s common stock issuable upon the exercise of an outstanding warrant held by the Selling Stockholder.

PROSPECTUS

J. C. Penney Company, Inc.

COMMON STOCK

PREFERRED STOCK

DEPOSITARY SHARES

DEBT SECURITIES

GUARANTEES OF DEBT SECURITIES OF J. C. PENNEY CORPORATION, INC.

WARRANTS

STOCK PURCHASE CONTRACTS

STOCK PURCHASE UNITS

J. C. Penney Corporation, Inc.

DEBT SECURITIES

GUARANTEES OF DEBT SECURITIES OF J. C. PENNEY COMPANY, INC.

WARRANTS

J. C. Penney Company, Inc. (“JCPenney”) and/or J. C. Penney Corporation, Inc., a wholly owned subsidiary of JCPenney (“JCP”), may offer from time to time to sell, in one or more series, any combination of the securities described in this prospectus. JCPenney’s common stock trades on the New York Stock Exchange (the “NYSE”) under the symbol “JCP.” On April 22, 2013, the last reported sale price of the shares of our common stock on the NYSE was $15.54.

Each time we offer securities using this prospectus, we will provide specific terms and offering prices in supplements to this prospectus. The prospectus supplements may also add, update or change the information in this prospectus and will also describe the specific manner in which we will offer these securities. You should carefully read this prospectus and the applicable prospectus supplement, including the information incorporated by reference, prior to investing in our securities.

We may offer and sell the securities on a continuous or delayed basis directly to investors or through underwriters, dealers or agents, or through a combination of these methods. The names of any underwriters, dealers or agents will be included in a prospectus supplement. If any agents, dealers or underwriters are involved in the sale of any securities, the applicable prospectus supplement will set forth any applicable commissions or discounts.

The principal executive offices of JCPenney and JCP are located at 6501 Legacy Drive, Plano, Texas 75024, and the telephone number for each is (972) 431-1000.

We discuss risk factors relating to our Company in filings we make with the Securities and Exchange Commission, including under “Risk Factors” in our most recently filed Annual Report on Form 10-K. The prospectus supplement relating to a particular offering of securities may discuss certain risks of investing in those securities. You should carefully consider these risk factors and risks before deciding to purchase any securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

The date of this prospectus is April 24, 2013.

IMPORTANT INFORMATION ABOUT THIS PROSPECTUS

This prospectus is part of an “automatic shelf” registration statement that JCPenney and JCP filed with the Securities and Exchange Commission (the “SEC”). Under this shelf registration process, JCPenney and JCP may sell, from time to time, an indeterminate amount of any combination of its securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities JCPenney and JCP may offer, which is not meant to be a complete description of each security. Each time that securities are offered, a prospectus supplement containing specific information about the terms of that offering will be provided, including the specific amounts, prices and terms of the securities offered. The prospectus supplement and any other offering material may also add to, update or change information contained in this prospectus or in documents we have incorporated by reference into this prospectus. We urge you to read both this prospectus and any prospectus supplement and any other offering material (including any free writing prospectus) prepared by or on behalf of JCPenney and JCP for a specific offering of securities, together with additional information described under “Where You Can Find More Information” on page 2 of this prospectus. You should rely only on the information contained or incorporated by reference in this prospectus and any such prospectus supplement or other offering material. We have not authorized anyone to provide you with different information. We are not making an offer to sell or soliciting an offer to purchase these securities in any jurisdiction where the offer or sale is not permitted.

You should not assume that the information contained in this prospectus, any prospectus supplement and any related free writing prospectus or any document incorporated by reference is accurate as of any date other than the date on the front cover of the applicable document. Neither the delivery of this prospectus or any applicable prospectus supplement or other offering material (including any free writing prospectus) nor any distribution of securities pursuant to such documents shall, under any circumstances, create any implication that there has been no change in the information set forth in this prospectus or any applicable prospectus supplement or other offering material or in our affairs since the date of this prospectus or any applicable prospectus supplement or other offering material.

We may include agreements as exhibits to the registration statement of which this prospectus forms a part. In reviewing such agreements, please remember they are included to provide you with information regarding their terms and are not intended to provide any other factual or disclosure information about us or the other parties to the agreements. The agreements may contain representations and warranties by each of the parties to the applicable agreement. These representations and warranties have been made solely for the benefit of the other parties to the applicable agreement and:

•	should not in all instances be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;

•

may have been qualified by disclosures that were made to the other party in connection with the negotiation of the applicable agreement, which disclosures would not necessarily be reflected in the agreement;

•	may apply standards of materiality in a way that is different from what may be viewed as material to you or other investors; and

•	were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement and are subject to more recent developments.

Accordingly, these representations and warranties may not describe the actual state of affairs as of the date they were made or at any other time. Additional information about us may be found elsewhere in the registration statement of which this prospectus forms a part and our other public filings, which are available without charge on the Internet at the SEC’s EDGAR website at http://www.sec.gov.

Unless indicated otherwise, as used in this prospectus, the terms “jcpenney,” “we,” “us,” “our,” “ourselves” or the “Company” refer to J. C. Penney Company, Inc., and its consolidated subsidiaries, including J. C. Penney Corporation, Inc.

WHERE YOU CAN FIND MORE INFORMATION

We file reports, proxy statements and other information with the SEC. Our filings with the SEC are available without charge on the Internet at the SEC’s EDGAR website at http://www.sec.gov or from our website at www.jcp.com. You may read and copy any document that we file with the SEC at the SEC’s Public Reference Room at the following address:

100 F Street, N.E.

Washington, D.C. 20549

You can call the SEC at 1-800-SEC-0330 for more information about the operation of the Public Reference Room. Our SEC filings are also available at the offices of the NYSE, 20 Broad Street, New York, New York 10005. For further information on obtaining copies of our public filings at the NYSE, you can call (212) 656-5060. Information about us is also available at our website at www.jcp.com. Our website and the information contained on it are not part of this prospectus.

INCORPORATION BY REFERENCE

This prospectus is part of a registration statement filed with the SEC by us. The full registration statement can be obtained from the SEC as indicated above, or from us.

The SEC allows us to “incorporate by reference” the information that we file with the SEC. This means that we can disclose important information to you by referring you to information and documents that we have filed with the SEC. Any information that we refer to in this manner is considered part of this prospectus. Any information that we file with the SEC after the date of this prospectus will automatically update and supersede the corresponding information contained in this prospectus.

We specifically are incorporating by reference the following documents (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

•	JCPenney’s Annual Report on Form 10-K for the fiscal year ended February 2, 2013, filed with the SEC on March 20, 2013;

•	JCPenney’s Definitive Proxy Statement for JCPenney’s 2013 Annual Meeting of Stockholders, filed with the SEC on April 2, 2013, as supplemented on April 12, 2013;

•

JCPenney’s Current Reports on Form 8-K filed with the SEC on February 4, 2013, February 12, 2013, March 20, 2013, April 4, 2013, April 8, 2013 and April 15, 2013 and both of JCPenney’s Current Reports on Form 8-K filed with the SEC on April 18, 2013; and

•

Any future filings that we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, excluding any information furnished to, rather than filed with, the SEC, after the date of this prospectus until we sell all of the securities being registered by the registration statement of which this prospectus forms a part.

You may request a free copy of any documents referred to above, including exhibits specifically incorporated by reference in those documents, by contacting us at the following address and telephone number:

J. C. Penney Company, Inc.

6501 Legacy Drive

Plano, Texas 75024

Telephone: (972) 431-5500

Attention: Investor Relations

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and any prospectus supplement, and the documents incorporated herein by reference may contain forward-looking statements made within the meaning of the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “will,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or the negative of these terms or other comparable terminology. These statements relate to future events or our future financial performance, and involve known and unknown risks, uncertainties, and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Those risks and uncertainties include, but are not limited to, the success of our transformation, the impact of changes designed to transform our business, competition and promotional activities, changes in merchandise styles and trends, changes in store traffic trends, maintaining an appropriate mix and level of inventory, the implementation of our new store layout, the availability of internal and external sources of liquidity, our failure to retain, attract and motivate our employees, the reduction and restructuring of our workforce, the impact of cost reduction initiatives, a systems failure and/or security breach that results in the theft, transfer or unauthorized disclosure of customer, employee or Company information, disruptions in our information technology systems or website, changes in our credit ratings, our failure to source and deliver merchandise in a timely and cost-effective manner, changes in our arrangements with our suppliers and vendors, restrictions under our revolving credit facility, potential asset impairment charges, risks associated with importing merchandise from foreign countries, economic and political conditions that impact consumer confidence and spending, the impact of holiday spending patterns and weather conditions, changes in federal, state or local laws and regulations, legal and regulatory proceedings, significant changes in discount rates, actual investment return on pension assets and other factors related to our qualified pension plan, the influence of our largest stockholders, the volatility of our stock price and our ability to use net operating loss carryforwards to offset future taxable income for U.S. federal income tax purposes. Additional information regarding these and other factors may be contained in our filings with the SEC, especially on Forms 10-K, 10-Q and 8-K. The list of factors identified above and in the aforementioned reports is not exhaustive and new factors may emerge or changes to these factors may occur that would impact our business. All such risk factors are difficult to predict and contain material uncertainties that may affect actual results and may be beyond our control.

We also used other factors and assumptions not identified above in deriving the forward-looking statements. Our failure to realize these other assumptions or the impact of the other factors may also cause actual results to differ materially from those projected.

All written or oral forward-looking statements attributable to us are expressly qualified in their entirety by the foregoing cautionary statement. You are cautioned not to rely on the forward-looking statements, which speak only as of the date of this prospectus or, where applicable, a prospectus supplement or document incorporated by reference. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. We are under no duty to update any of the forward-looking statements after the date of any prospectus supplement nor are we under any obligation to publicly announce the results of any revisions to any of the forward-looking statements to reflect actual results, future events or developments, changes in assumptions or changes in other factors affecting the forward-looking statements.

THE COMPANY

J. C. Penney Company, Inc. is a holding company whose principal operating subsidiary is J. C. Penney Corporation, Inc. (“JCP”). JCP was incorporated in Delaware in 1924, and J. C. Penney Company, Inc. was incorporated in Delaware in 2002, when the holding company structure was implemented. The new holding company assumed the name J. C. Penney Company, Inc. (“JCPenney”). The holding company has no independent assets or operations, and no direct subsidiaries other than JCP. Common stock of JCPenney is publicly traded under the symbol “JCP” on the New York Stock Exchange. JCPenney is a co-obligor (or guarantor, as appropriate) regarding the payment of principal and interest on JCP’s outstanding debt securities. The guarantee by JCPenney of certain of JCP’s outstanding debt securities is full and unconditional.

Since our founding by James Cash Penney in 1902, we have grown to be a major retailer, operating 1,104 department stores in 49 states and Puerto Rico as of February 2, 2013. Our business consists of selling merchandise and services to consumers through our department stores and through our Internet website at jcp.com. Department stores and Internet generally serve the same type of customers and provide virtually the same mix of merchandise, and department stores accept returns from sales made in stores and via the Internet. We sell family apparel and footwear, accessories, fine and fashion jewelry, beauty products through Sephora inside jcpenney and home furnishings. In addition, our department stores provide our customers with services such as styling salon, optical, portrait photography and custom decorating.

USE OF PROCEEDS

Unless otherwise set forth in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities for general corporate purposes.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges for the periods indicated. No shares of our preferred stock were outstanding during the periods indicated in the table below. Therefore, the ratios of earnings to fixed charges and preferred dividends are not separately stated from the ratios of earnings to fixed charges for the periods indicated in the table below.

	53 Weeks Ended 2/2/13(1)	52 Weeks Ended 1/28/12(1)	52 Weeks Ended 1/29/11	52 Weeks Ended 1/30/10	52 Weeks Ended 1/31/09
Ratio of earnings to fixed charges	(3.6)	0.3	2.6	2.1	3.5

(1)	Total available income/loss from continuing operations (before income taxes and capitalized interest, but after preferred stock dividend) was not sufficient to cover combined fixed charges and preferred stock for the 53 weeks ended 2/2/13 and the 52 weeks ended 1/28/12 by $1,536 million and $229 million, respectively.

DESCRIPTION OF SECURITIES

This prospectus contains summary descriptions of the JCPenney common stock, preferred stock, depositary shares, debt securities, guarantees of JCP debt securities, warrants, stock purchase contracts and stock purchase units that JCPenney may offer and sell from time to time and of the JCP debt securities and warrants that JCP may offer and sell from time to time. These summary descriptions are not meant to be complete descriptions of each security. At the time of an offering and sale, this prospectus together with the accompanying prospectus supplement will contain the material terms of the securities being offered.

DESCRIPTION OF CAPITAL STOCK

In this section entitled “Description of Capital Stock,” when we refer to the “Company,” “JCPenney,” “we,” “our,” or “us,” we are referring to J. C. Penney Company, Inc. and none of its subsidiaries. JCPenney’s authorized capital stock consisted of 1,250,000,000 shares of common stock of 50¢ par value, of which 219,754,016 shares were issued and outstanding as of March 18, 2013, and 25,000,000 shares of preferred stock, without par value, of which no shares were issued and outstanding as of March 18, 2013. The authorized shares of any class of stock may be increased or decreased, as the case may be, by the affirmative vote of the holders of a majority of the outstanding shares of the stock entitled to vote. The descriptions set forth below of the common stock and preferred stock (as hereinafter described) constitute brief summaries of certain provisions of JCPenney’s Restated Certificate of Incorporation, as amended, referred to in this section as its “Charter,” and its Bylaws, as amended, referred to in this section as its “Bylaws,” and are qualified in their entirety by reference to the relevant provisions of such documents. See “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” for information on how to obtain copies of these documents.

Common Stock

Holders of common stock are entitled to one vote per share with respect to each matter submitted to a vote of the stockholders of JCPenney, including the election of directors, subject to voting rights that may be established for shares of preferred stock. Our Charter does not provide for cumulative voting nor are holders of common stock entitled to any preemptive rights to purchase or subscribe for any of our securities. Shares of common stock are neither redeemable nor convertible, and there are no sinking fund provisions relating to these shares.

Subject to the prior rights of any outstanding shares of preferred stock, holders of common stock are entitled to receive such dividends as may be lawfully declared from time to time by our Board of Directors (the “Board”). Upon any voluntary or involuntary liquidation, dissolution or winding up of JCPenney, holders of common stock will share equally in the assets remaining after the Company pays all of its creditors and satisfies all of its obligations to preferred stockholders.

The outstanding shares of common stock are fully paid and nonassessable. Additional shares of common stock may be issued, as authorized by our Board from time to time, without stockholder approval, except for any stockholder approval required by the NYSE.

Computershare (formerly BNY Mellon Shareowner Services) is the transfer agent and registrar of the common stock.

Preferred Stock

Our Charter authorizes our Board, without further stockholder action, to provide for the issuance of up to 25,000,000 shares of preferred stock without par value, in one or more series, and to fix the designations, terms, and relative rights and preferences, including the dividend rate, voting rights, conversion rights, redemption and sinking fund provisions and liquidation preferences of each of these series. We may amend from time to time our Charter to increase the number of authorized shares of preferred stock. Any such amendment would require the approval of the holders of a majority of our shares entitled to vote.

The particular terms of any series of preferred stock that we offer under this prospectus will be described in the applicable prospectus supplement relating to that series of preferred stock. Those terms may include:

•	the title and liquidation preference per share of the preferred stock and the number of shares offered;

•	the purchase price of the preferred stock;

•	the dividend rate (or method of calculation), the dates on which dividends will be payable, whether dividends shall be cumulative and, if so, the date from which dividends will begin to accumulate;

•	any redemption or sinking fund provisions of the preferred stock;

•	any conversion, redemption or exchange provisions of the preferred stock;

•	the voting rights, if any, of the preferred stock; and

•	any additional dividend, liquidation, redemption, sinking fund and other rights, preferences, privileges, limitations and restrictions of the preferred stock.

If the terms of any series of preferred stock being offered differ from the terms set forth in this prospectus, those terms will also be disclosed in the applicable prospectus supplement relating to that series of preferred stock. The summary in this prospectus is not complete. You should refer to the certificate of designations establishing a particular series of preferred stock which will be filed with the Secretary of State of the State of Delaware and the SEC in connection with the offering of the preferred stock.

Each prospectus supplement may describe certain U.S. federal income tax considerations applicable to the purchase, holding and disposition of the preferred stock that prospectus supplement covers.

Dividend Rights. The preferred stock will be preferred, to the extent of the preference to which such preferred stock is entitled, over the common stock as to payment of dividends. Before any dividends or distributions (other than dividends or distributions payable in common stock or other stock ranking junior to that series of preferred stock as to dividends and upon liquidation) on the common stock or other stock ranking junior to that series of preferred stock as to dividends and upon liquidation shall be declared and set apart for payment or paid, the holders of shares of each series of preferred stock, to the extent of the preference to which such preferred stock is entitled, will be entitled to receive dividends when, as and if declared by our board of directors or, if dividends are cumulative, full cumulative dividends for the current and all prior dividend periods (unless otherwise set forth in the applicable prospectus supplement). We will pay those dividends either in cash, shares of preferred stock, or otherwise, at the rate and on the date or dates set forth in the applicable prospectus supplement. With respect to each series of preferred stock that has cumulative dividends, the dividends on each share of the series will be cumulative from the date of issue of the share unless some other date is set forth in the prospectus supplement relating to the series. Accruals of dividends will not bear interest. The applicable prospectus supplement will indicate the relative ranking of the particular series of the preferred stock as to the payment of dividends, as compared with then-existing and future series of preferred stock.

Rights upon Liquidation. The preferred stock of each series will be preferred over the common stock and other stock ranking junior to that series of preferred stock as to assets, so that the holders of that series of preferred stock (unless otherwise set forth in the applicable prospectus supplement) will be entitled to be paid, upon our voluntary or involuntary liquidation, dissolution or winding up, and before any distribution is made to the holders of common stock and other stock ranking junior to that series of preferred stock, the amount set forth in the applicable prospectus supplement. However, in this case the holders of preferred stock of that series will not be entitled to any other or further payment. If upon any liquidation, dissolution or winding up, our net assets are insufficient to permit the payment in full of the respective amounts to which the holders of all outstanding preferred stock are entitled, our entire remaining net assets will be distributed among the holders of each series of preferred stock in amounts proportional to the full amounts to which the holders of each series are entitled, subject to any provisions of any series of preferred stock that rank it junior or senior to other series of preferred stock upon liquidation. The applicable prospectus supplement will indicate the relative ranking of the particular series of the preferred stock upon liquidation, as compared with then-existing and future series of preferred stock.

Conversion, Redemption or Exchange Rights. Except as indicated in the applicable prospectus supplement, the shares of a series of preferred stock will not be convertible at the option of the holder of the preferred stock, redeemable at our option or the option of the holder, as applicable, or exchangeable at our option, into another security.

Voting Rights. Except as indicated in the applicable prospectus supplement or as otherwise from time to time required by law, the holders of preferred stock will have no voting rights.

Certain Charter, Bylaw and Delaware Law Provisions

Our Charter and Bylaws and the Delaware General Corporation Law contain several provisions that may make it more difficult to acquire or control us by means of a tender offer, open market purchases, proxy fight or otherwise.

Election of Directors; Removal of Directors; Action by Written Consent

Our directors are elected annually. In a non-contested election, each director must be elected by the affirmative vote of the majority of the votes cast with respect to that director’s election. Our Bylaws provide that in a non-contested election, any nominee for director who is an incumbent director and does not receive a majority of the votes cast “For” his or her election must promptly tender his or her resignation, and the Board, excluding the director who tenders his or her resignation, must promptly decide whether to accept or reject the resignation. Absent a compelling reason for the director to remain on the Board, as determined by the other directors in the exercise of their business judgment, the Board shall accept the resignation. We will promptly and publicly disclose the Board’s decision, together with an explanation of how the decision was reached. In a contested election, directors are elected by a plurality of the votes of the shares present in person or represented by proxy at the stockholder meeting and entitled to vote on the election of directors.

Our Charter and Bylaws also provide that stockholders may only take action at an annual or special meeting of the stockholders and not by written consent of stockholders. The provisions regarding action by written consent require the vote of at least a majority of the combined voting power of the then-outstanding shares of voting stock, voting together as a single class in order to remove or amend them.

These provisions may have the effect of discouraging anyone from attempting to acquire control of us and could deter open market purchases of our common stock.

Stockholder Proposals and Nominations

Our Bylaws provide that any stockholder may present a nomination for director at an annual meeting of stockholders only if advance notice of such nomination has been delivered to us not less than 90 days prior to the meeting. If an election of directors is to be held at a special meeting of stockholders, notice by the stockholder must be received not later than seven days after the notice of such meeting was given to stockholders. Similarly, any stockholder may present a proposal at an annual meeting only if advance notice of the proposal has been delivered to us not less than 90 days prior to the meeting. The foregoing notices must describe the proposal to be brought at the meeting or the nominee for director, as applicable, as well as provide personal information regarding the stockholder giving the notice, the number of shares owned by the stockholder, his or her interest in such proposal and, with respect to nominations for director, such information with respect to the nominees as would be required to be included in a proxy statement filed by us with the SEC. In addition, our Bylaws provide that only the Board can call special meetings of stockholders and that the only business that may be brought before a special meeting is such business specified by the Board in the notice of such meeting. These procedural requirements could have the effect of delaying or preventing the submission of matters proposed by any stockholder to a vote of the stockholders.

Delaware Law

Section 203 of the General Corporation Law of the State of Delaware applies to us. Under certain circumstances, Section 203 limits the ability of an interested stockholder to effect various business combinations with the Company for a three-year period following the time that such stockholder becomes an interested stockholder. For purposes of Section 203, a “business combination” is broadly defined to include mergers, asset sales and other transactions resulting in a financial benefit to the interested stockholder. An “interested stockholder” is a person who, together with affiliates and associates, owns, or within the immediately preceding three years did own, 15% or more of our voting stock.

An interested stockholder may not engage in a business combination transaction with the Company within the three-year period unless:

•	before the stockholder became an interested stockholder, our Board approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•

upon consummation of the transaction in which the stockholder became an interested stockholder, the interested stockholder owned at least 85% of our voting stock (excluding shares owned by officers, directors or certain employee stock purchase plans); or

•

at or subsequent to such time the business combination is approved by the Board and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

Certain Effects of Authorized But Unissued Stock

Our authorized but unissued shares of common stock and preferred stock may be issued without additional stockholder approval and may be utilized for a variety of corporate purposes, including future offerings to raise additional capital or to facilitate corporate acquisitions.

The issuance of preferred stock could have the effect of delaying or preventing a change in control of us. The issuance of preferred stock could decrease the amount available for distribution to holders of our common stock or could adversely affect the rights and powers, including voting rights, of such holders. In certain circumstances, such issuance could have the effect of decreasing the market price of our common stock.

One of the effects of the existence of unissued and unreserved common stock or preferred stock may be to enable our board of directors to issue shares to persons friendly to current management, which could render more difficult or discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of management. Such additional shares also could be used to dilute the stock ownership of persons seeking to obtain control of us.

We plan to issue additional shares of common stock in connection with our employee benefit plans.

Limitations on Directors’ Liability

Our Charter eliminates the personal liability of a director to the Company and its stockholders for certain breaches of his or her fiduciary duty as a director. This provision does not, however, eliminate or limit the personal liability of a director:

•	for any breach of such director’s duty of loyalty to the Company or its stockholders;

•	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	under the Delaware statutory provision making directors personally liable, under a negligence standard, for unlawful dividends or unlawful stock repurchases or redemptions; or

•	for any transaction from which the director derived an improper personal benefit.

This provision offers persons who serve on our Board protection against awards of monetary damages resulting from breaches of their fiduciary duty (except as indicated above), including grossly negligent business decisions made in connection with takeover proposals for the Company, and limits our ability or the ability of one of our stockholders to prosecute an action against a director for a breach of fiduciary duty. However, the provision does not affect the availability of equitable remedies such as an injunction or rescission. The SEC has taken the position that the provision will have no effect on claims arising under the federal securities laws.

Our Bylaws provide that we may indemnify any of our officers or directors to the fullest extent permitted by the Delaware General Corporation Law.

DESCRIPTION OF DEPOSITARY SHARES

In this section entitled “Description of Depositary Shares,” when we refer to the “Company,” “we,” “our,” or “us,” we are referring to J. C. Penney Company, Inc. and none of its subsidiaries. The following description of the depositary shares does not purport to be complete and is subject to and qualified in its entirety by the Deposit Agreement and the depositary receipt relating to the preferred stock that is attached to the Deposit Agreement. You should read these documents as they, and not this description, define your rights as a holder of depositary shares. Forms of these documents will be filed with the SEC by means of a post-effective amendment to the registration statement of which this prospectus forms a part or as an exhibit to a current report on Form 8-K.

General

If the Company elects to offer fractional interests in shares of preferred stock, it will provide for the issuance by a depositary to the public of receipts for depositary shares. Each depositary share will represent fractional interests of preferred stock. We will deposit the shares of preferred stock underlying the depositary shares under a Deposit Agreement between us and a bank or trust company selected by us. The bank or trust company must have its principal office in the United States and a combined capital and surplus of at least $50 million. The depositary receipts will evidence the depositary shares issued under the Deposit Agreement.

The Deposit Agreement will contain terms applicable to the holders of depositary shares in addition to the terms stated in the depositary receipts. Each owner of depositary shares will be entitled to all the rights and preferences of the preferred stock underlying the depositary shares in proportion to the applicable fractional interest in the underlying shares of preferred stock. The depositary will issue the depositary receipts to individuals purchasing the fractional interests in shares of the related preferred stock according to the terms of the offering described in a prospectus supplement.

Dividends and Other Distributions

The depositary will distribute all cash dividends or other cash distributions received for the preferred stock to the entitled record holders of depositary shares in proportion to the number of depositary shares that the holder owns on the relevant record date. The depositary will distribute only an amount that can be distributed without attributing to any holder of depositary shares a fraction of one cent. The depositary will add the undistributed balance to and treat it as part of the next sum received by the depositary for distribution to holders of depositary shares.

If there is a non-cash distribution, the depositary will distribute property received by it to the entitled record holders of depositary shares, in proportion, insofar as possible, to the number of depositary shares owned by the holders, unless the depositary determines, after consultation with us, that it is not feasible to make such distribution. If this occurs, the depositary may, with our approval, sell such property and distribute the net proceeds from the sale to the holders. The Deposit Agreement also will contain provisions relating to how any subscription or similar rights that we may offer to holders of the preferred stock will be available to the holders of the depositary shares.

Conversion, Exchange and Redemption

If any series of preferred stock underlying the depositary shares may be converted or exchanged, each record holder of depositary receipts will have the right or obligation to convert or exchange the depositary shares represented by the depositary receipts.

Whenever the Company redeems shares of preferred stock held by the depositary, the depositary will redeem, at the same time, the number of depositary shares representing the preferred stock. The depositary will redeem the depositary shares from the proceeds it receives from the corresponding redemption, in whole or in part, of the applicable series of preferred stock. The depositary will mail notice of redemption to the record holders of the depositary shares that are to be redeemed between 30 and 60 days before the date fixed for redemption. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share on the applicable series of preferred stock. If less than all the depositary shares are to be redeemed, the depositary will select which shares to be redeemed by lot, proportionate allocation or any other method.

After the date fixed for redemption, the depositary shares called for redemption will no longer be outstanding. When the depositary shares are no longer outstanding, all rights of the holders will end, except the right to receive money, securities or other property payable upon redemption.

Voting

When the depositary receives notice of a meeting at which the holders of the preferred stock are entitled to vote, the depositary will mail the particulars of the meeting to the record holders of the depositary shares. Each record holder of depositary shares on the record date may instruct the depositary on how to vote the shares of preferred stock underlying the holder’s depositary shares. The depositary will try, if practical, to vote the number of shares of preferred stock underlying the depositary shares according to the instructions. The depositary will abstain from voting shares of the preferred stock to the extent it does not receive specific instructions from the holders of depositary shares representing such preferred stock. We will agree to take all reasonable action requested by the depositary to enable it to vote as instructed.

Record Date

Whenever (1) any cash dividend or other cash distribution shall become payable, any distribution other than cash shall be made, or any rights, preferences or privileges shall be offered with respect to the preferred stock, or (2) the depositary shall receive notice of any meeting at which holders of preferred stock are entitled to vote or of which holders of preferred stock are entitled to notice, or of the mandatory conversion of or any election on our part to call for the redemption of any preferred stock, the depositary shall in each such instance fix a record date (which shall be the same as the record date for the preferred stock) for the determination of the holders of depositary receipts (x) who shall be entitled to receive such dividend, distribution, rights, preferences or privileges or the net proceeds of the sale thereof or (y) who shall be entitled to give instructions for the exercise of voting rights at any such meeting or to receive notice of such meeting or of such redemption or conversion, subject to the provisions of the Deposit Agreement.

Amendments

The Company and the depositary may agree to amend the Deposit Agreement and the depositary receipt evidencing the depositary shares. Any amendment that (a) imposes or increases certain fees, taxes or other charges payable by the holders of the depositary shares as described in the Deposit Agreement or (b) otherwise prejudices any substantial existing right of holders of depositary shares, will not take effect until 30 days after the depositary has mailed notice of the amendment to the record holders of depositary shares. Any holder of depositary shares that continues to hold its shares at the end of the 30-day period will be deemed to have agreed to the amendment.

Termination

The Company may direct the depositary to terminate the Deposit Agreement by mailing a notice of termination to holders of depositary shares at least 30 days prior to termination. In addition, a Deposit Agreement will automatically terminate if:

•	the depositary has redeemed all related outstanding depositary shares, or

•	we have liquidated, terminated or wound up our business and the depositary has distributed the preferred stock of the relevant series to the holders of the related depositary shares.

The depositary may likewise terminate the Deposit Agreement if at any time 60 days shall have expired after the depositary shall have delivered to us a written notice of its election to resign and a successor depositary shall not have been appointed and accepted its appointment. If any depositary receipts remain outstanding after the date of termination, the depositary thereafter will discontinue the transfer of depositary receipts, will suspend the distribution of dividends to the holders thereof, and will not give any further notices (other than notice of such termination) or perform any further acts under the Deposit Agreement except as provided below and except that the depositary will continue (1) to collect dividends on the preferred stock and any other distributions with respect thereto and (2) to deliver the preferred stock together with such dividends and distributions and the net proceeds of any sales of rights, preferences, privileges or other property, without liability for interest thereon, in exchange for depositary receipts surrendered. At any time after the expiration of two years from the date of termination, the depositary may sell the preferred stock then held by it at public or private sales, at such place or places and upon such terms as it deems proper and may thereafter hold the net proceeds of any such sale, together with any money and other property then held by it, without liability for interest thereon, for the pro rata benefit of the holders of depositary receipts which have not been surrendered.

Payment of Fees and Expenses

We will pay all fees, charges and expenses of the depositary, including the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary shares will pay transfer and other taxes and governmental charges and any other charges as are stated in the Deposit Agreement for their accounts.

Resignation and Removal of Depositary

At any time, the depositary may resign by delivering notice to us, and we may remove the depositary. Resignations or removals will take effect upon the appointment of a successor depositary and its acceptance of the appointment. The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50 million.

Reports

The depositary will forward to the holders of depositary shares all reports and communications from us that are delivered to the depositary and that we are required by law, the rules of an applicable securities exchange or our amended and restated certificate of incorporation to furnish to the holders of the preferred stock. Neither we nor the depositary will be liable if the depositary is prevented or delayed by law or any circumstances beyond its control in performing its obligations under the Deposit Agreement. The Deposit Agreement limits our obligations and the depositary’s obligations to performance in good faith of the duties stated in the Deposit Agreement. Neither we nor the depositary will be obligated to prosecute or defend any legal proceeding connected with any depositary shares or preferred stock unless the holders of depositary shares requesting us to do so furnish us with satisfactory indemnity. In performing our obligations, we and the depositary may rely upon the written advice of our counsel or accountants, on any information that competent people provide to us and on documents that we believe are genuine.

DESCRIPTION OF DEBT SECURITIES

As used in this “Description of Debt Securities” section of the prospectus, debt securities means the debentures, notes, bonds and other evidences of indebtedness that JCPenney and JCP, as applicable, may issue from time to time. JCPenney may offer secured or unsecured debt securities which may be senior or subordinated and which may be convertible or non-convertible and which may be guaranteed by JCP. JCP may offer non-convertible secured or unsecured debt securities, which may be senior or subordinated and which will be fully and unconditionally guaranteed by JCPenney. JCP and JCPenney, as co-obligors, may offer non-convertible secured or unsecured debt securities, which may be senior or subordinated. Unless otherwise specified in the applicable prospectus supplement, debt securities of which JCPenney is the issuer will be issued in one or more series under an indenture to be entered into between JCPenney and Wilmington Trust, National Association, as trustee, and to which JCP may become a party as guarantor, a form of which indenture is filed as an exhibit to the registration statement of which this prospectus is a part. Unless otherwise specified in the applicable prospectus supplement, debt securities of which JCP is the issuer and JCPenney is the guarantor will be issued in one or more series under an indenture to be entered into among JCP, as issuer, JCPenney, as guarantor, and Wilmington Trust, National Association, as trustee, a form of which indenture is filed as an exhibit to the registration statement of which this prospectus is a part. Unless otherwise specified in the applicable prospectus supplement, debt securities of which JCP and JCPenney are co-obligors will be issued in one or more series under an indenture to be entered into among JCPenney, JCP and Wilmington Trust, National Association, as trustee, a form of which indenture is filed as an exhibit to the registration statement of which this prospectus is a part.

The following description briefly summarizes certain general terms and provisions of the debt securities. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which the general terms and provisions described below may apply to such debt securities will be described in the applicable prospectus supplement. The terms of the debt securities will include those set forth in the applicable indenture and the applicable indenture supplement or company order, if any, and those made a part of the applicable indenture by the Trust Indenture Act of 1939, as amended. You should read the description below, the applicable prospectus supplement and the provisions of the applicable indenture and the applicable indenture supplement or company order, if any, in their entirety before investing in any of the debt securities. The statements and descriptions in this prospectus or in any prospectus supplement regarding terms and provisions of the applicable indenture, any applicable indenture supplement or company order and any debt securities are summaries thereof, do not purport to be complete and are subject to, and qualified in their entirety by reference to, all of the provisions of the applicable indenture and any such supplements, company orders and debt securities, including the definitions therein of certain terms.

Unless otherwise stated in the applicable prospectus supplement, the aggregate principal amount of debt securities that may be issued under the applicable indenture is unlimited. The debt securities may be issued in one or more series as may be authorized from time to time. The prospectus supplement relating to any series of debt securities will describe the specific terms of such debt securities. Unless otherwise stated in the applicable prospectus supplement, the issuer of debt securities of a particular series may issue additional debt securities of such series without the consent of the holders of the debt securities of such series or any other series outstanding at the time of issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of securities under the applicable indenture.

United States federal income tax consequences and special considerations, if any, applicable to any such series will be described in the applicable prospectus supplement. Unless otherwise stated in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange.

JCPenney and JCP expect most debt securities to be issued in fully registered form without coupons. Subject to the limitations provided in the applicable indenture and in the applicable prospectus supplement, debt securities that are issued in registered form may be transferred or exchanged at the designated corporate trust office of the trustee, without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith.

Unless otherwise stated in the applicable prospectus supplement, the debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement. Global securities will be issued in registered form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for the individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor. The specific terms of the depositary arrangement with respect to any debt securities of a series and the rights of and limitations upon owners of beneficial interests in a global security will be described in the applicable prospectus supplement.

The debt securities and the indentures under which the debt securities are issued will be governed by and construed in accordance with the law of the State of New York.

We anticipate appointing Wilmington Trust, National Association as the trustee under the indentures under which any of the JCPenney or JCP debt securities would be issued. JCPenney and JCP, as applicable, anticipate that the respective trustee under the indentures with respect to any series of debt securities will also be appointed to act as the paying agent, conversion agent, registrar and custodian with regard to such debt securities. Wilmington Trust, National Association is currently the trustee under our existing indenture, dated as of October 1, 1982, by and between JCPenney, JCP and Wilmington Trust, National Association, and our existing indenture, dated as of April 1, 1994, by and between JCPenney, JCP and Wilmington Trust, National Association. Wilmington Trust, National Association and its affiliates may in the future provide trustee, custodial and other services to JCPenney and its subsidiaries, including JCP, in the ordinary course of their respective businesses. There may be more than one trustee under the applicable indenture, each with respect to one or more series of debt securities. If there are different trustees for different series of debt securities under an indenture, each trustee will be a trustee of a trust under the applicable indenture separate and apart from the trust administered by any other trustee under that indenture. Except as otherwise indicated in this prospectus or any prospectus supplement, any action permitted to be taken by a trustee may be taken by such trustee only with respect to the one or more series of debt securities for which it is the trustee under the applicable indenture.

DESCRIPTION OF GUARANTEES OF DEBT SECURITIES

This “Description of Guarantees of Debt Securities” section contains a summary description of the guarantees, if any, of JCP and JCPenney debt securities to which this prospectus relates. This summary description is not meant to be a complete description of the guarantees. At the time of an offering and sale of JCP or JCPenney debt securities, this prospectus together with the accompanying prospectus supplement will describe the material terms of the guarantees, if any, of the JCP or JCPenney debt securities being offered.

JCPenney will fully and unconditionally guarantee the debt securities of JCP. The particular terms of JCPenney’s guarantees, if any, of a particular issue of JCP debt securities will be described in the related prospectus supplement. Any guarantees of JCP debt securities will be governed by and construed in accordance with the law of the State of New York.

JCP may fully and unconditionally guarantee the debt securities of JCPenney. The particular terms of JCP’s guarantees, if any, of a particular issue of JCPenney debt securities will be described in the related prospectus supplement. Any guarantees of JCPenney debt securities will be governed by and construed in accordance with the law of the State of New York.

DESCRIPTION OF WARRANTS

General

JCPenney may issue debt warrants for the purchase of debt securities or stock warrants for the purchase of preferred stock or common stock. JCP may issue debt warrants for the purchase of debt securities.

The warrants will be issued under warrant agreements to be entered into between JCPenney and/or JCP, as applicable, and a bank or trust company, as warrant agent, all to be set forth in the applicable prospectus supplement relating to any or all warrants in respect of which this prospectus is being delivered. Copies of the form of agreement for each warrant, including the forms of certificates representing the warrants reflecting the provisions to be included in such agreements that will be entered into with respect to the particular offerings of each type of warrant are filed as exhibits to the registration statement of which this prospectus forms a part.

The following description sets forth certain general terms and provisions of the warrants to which any prospectus supplement may relate. The particular terms of the warrants to which any prospectus supplement may relate and the extent, if any, to which such general provisions may apply to the warrants so offered will be described in the applicable prospectus supplement. The following summary of certain provisions of the warrants, warrant agreements and warrant certificates does not purport to be complete and is subject to, and is qualified in its entirety by express reference to, all the provisions of the warrant agreements and warrant certificates, including the definitions therein of certain terms.

Debt Warrants

General. Reference is made to the applicable prospectus supplement for the terms of debt warrants in respect of which this prospectus is being delivered, the debt securities warrant agreement relating to such debt warrants and the debt warrant certificates representing such debt warrants, including the following:

•

the designation, aggregate principal amount and terms of the debt securities purchasable upon exercise of such debt warrants and the procedures and conditions relating to the exercise of such debt warrants;

•	the designation and terms of any related debt securities with which such debt warrants are issued and the number of such debt warrants issued with each such debt security;

•	the date, if any, on and after which such debt warrants and any related offered securities will be separately transferable;

•	the principal amount of debt securities purchasable upon exercise of each debt warrant and the price at which such principal amount of debt securities may be purchased upon such exercise;

•	the date on which the right to exercise such debt warrants shall commence and the date on which such right shall expire;

•	a discussion of the material U.S. federal income tax considerations applicable to the ownership or exercise of debt warrants;

•	whether the debt warrants represented by the debt warrant certificates will be issued in registered or bearer form, and, if registered, where they may be transferred and registered;

•	call provisions of such debt warrants, if any; and

•	any other terms of the debt warrants.

The debt warrant certificates will be exchangeable for new debt warrant certificates of different denominations and debt warrants may be exercised at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Prior to the exercise of their debt warrants, holders of debt warrants will not have any of the rights of holders of the debt securities purchasable upon such exercise and will not be entitled to any payments of principal and premium, if any, and interest, if any, on the debt securities purchasable upon such exercise.

Exercise of Debt Warrants. Each debt warrant will entitle the holder to purchase for cash such principal amount of debt securities at such exercise price as shall in each case be set forth in, or be determinable as set forth in, the applicable prospectus supplement relating to the debt warrants offered thereby. Unless otherwise specified in the applicable prospectus supplement, debt warrants may be exercised at any time up to 5:00 p.m., New York City time, on the expiration date set forth in the applicable prospectus supplement. After 5:00 p.m., New York City time, on the expiration date, unexercised debt warrants will become void.

Debt warrants may be exercised as set forth in the applicable prospectus supplement relating to the debt warrants. Upon receipt of payment and the debt warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, forward the debt securities purchasable upon such exercise. If less than all of the debt warrants represented by such debt warrant certificate are exercised, a new debt warrant certificate will be issued for the remaining amount of debt warrants.

Stock Warrants

General. Reference is made to the applicable prospectus supplement for the terms of stock warrants in respect of which this prospectus is being delivered, the stock warrant agreement relating to such stock warrants and the stock warrant certificates representing such stock warrants, including the following:

•	the type and number of shares of preferred stock or common stock purchasable upon exercise of such stock warrants and the procedures and conditions relating to the exercise of such stock warrants;

•	the date, if any, on and after which such stock warrants and related offered securities will be separately tradeable;

•	the offering price of such stock warrants, if any;

•	the initial price at which such shares may be purchased upon exercise of stock warrants and any provision with respect to the adjustment thereof;

•	the date on which the right to exercise such stock warrants shall commence and the date on which such right shall expire;

•	a discussion of the material U.S. federal income tax considerations applicable to the ownership or exercise of stock warrants;

•	call provisions of such stock warrants, if any;

•	any other terms of the stock warrants;

•	anti-dilution provisions of the stock warrants, if any; and

•	information relating to any preferred stock purchasable upon exercise of such stock warrants.

The stock warrant certificates will be exchangeable for new stock warrant certificates of different denominations and stock warrants may be exercised at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Prior to the exercise of their stock warrants, holders of stock warrants will not have any of the rights of holders of shares of capital stock purchasable upon such exercise, and will not be entitled to any dividend payments on such capital stock purchasable upon such exercise.

Exercise of Stock Warrants. Each stock warrant will entitle the holder to purchase for cash such number of shares of preferred stock or common stock, as the case may be, at such exercise price as shall in each case be set forth in, or be determinable as set forth in, the applicable prospectus supplement relating to the stock warrants offered thereby. Unless otherwise specified in the applicable prospectus supplement, stock warrants may be exercised at any time up to 5:00 p.m., New York City time, on the expiration date set forth in the applicable prospectus supplement. After 5:00 p.m., New York City time, on the expiration date, unexercised stock warrants will become void.

Stock warrants may be exercised as set forth in the applicable prospectus supplement relating thereto. Upon receipt of payment and the stock warrant certificates properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, forward a certificate representing the number of shares of capital stock purchasable upon such exercise. If less than all of the stock warrants represented by such stock warrant certificate are exercised, a new stock warrant certificate will be issued for the remaining amount of stock warrants.

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

In this section entitled “Description of Stock Purchase Contracts and Stock Purchase Units,” when we refer to the “Company,” “we,” or “us,” we are referring to J. C. Penney Company, Inc. and none of its subsidiaries. The Company may issue stock purchase contracts, representing contracts obligating holders to purchase from us, and requiring us to sell to the holders, a specified number of shares of common stock at a future date or dates. The price per share of common stock may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. The stock purchase contracts may be issued separately or as a part of units, or stock purchase units, consisting of a stock purchase contract and either (x) senior debt securities, senior subordinated debt securities, subordinated debt securities or junior subordinated debt securities, or (y) debt obligations of third parties, including U.S. Treasury securities, in each case, securing the holder’s obligations to purchase the common stock under the stock purchase contracts. The stock purchase contracts may require us to make periodic payments to the holders of the stock purchase contracts or vice versa, and such payments may be unsecured or prefunded on some basis. The stock purchase contracts may require holders to secure their obligations thereunder in a specified manner and in certain circumstances we may deliver newly issued prepaid stock purchase contracts, or prepaid securities, upon release to a holder of any collateral securing such holder’s obligations under the original stock purchase contract.

The applicable prospectus supplement will describe the terms of any stock purchase contracts or stock purchase units and, if applicable, prepaid securities. The description in the prospectus supplement will not purport to be complete and will be qualified in its entirety by reference to the stock purchase contracts, the collateral arrangements and depositary arrangements, if applicable, relating to such stock purchase contracts or stock purchase units and, if applicable, the prepaid securities and the document pursuant to which such prepaid securities will be issued.

PLAN OF DISTRIBUTION

JCPenney or JCP, as applicable, may sell the securities being offered hereby in one or more of the following ways from time to time:

•	to underwriters for resale to purchasers;

•	directly to purchasers; or

•	through agents or dealers to purchasers.

The specific plan of distribution, including any underwriters, dealers, agents or direct purchasers and their compensation, for any securities offered hereunder will be identified in a prospectus supplement.

In compliance with the guidelines of the Financial Industry Regulatory Authority, Inc. (“FINRA”), the maximum discount or commission to be received by any FINRA member or independent broker-dealer may not exceed 8% of the aggregate offering price of the securities offered hereunder.

LEGAL MATTERS

The validity of the securities being offered hereby will be passed upon for the Company by Janet Dhillon, Executive Vice President, General Counsel and Secretary of J. C. Penney Corporation, Inc. As of April 18, 2013, Ms. Dhillon beneficially owned 175,211 shares of J. C. Penney Company, Inc. common stock, 145,580 of which may be acquired through the exercise of employee stock options. Counsel for any underwriter or agent will be named in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of JCPenney as of February 2, 2013 and January 28, 2012 and for each of the years in the three-year period ended February 2, 2013, and management’s assessment of the effectiveness of internal control over financial reporting as of February 2, 2013 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, also incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

J. C. Penney Company, Inc.

COMMON STOCK

PREFERRED STOCK

DEPOSITARY SHARES

DEBT SECURITIES

GUARANTEES OF DEBT SECURITIES OF J. C. PENNEY CORPORATION, INC.

WARRANTS

STOCK PURCHASE CONTRACTS

STOCK PURCHASE UNITS

J. C. Penney Corporation, Inc.

DEBT SECURITIES

GUARANTEES OF DEBT SECURITIES OF J. C. PENNEY

COMPANY, INC.

WARRANTS

PROSPECTUS

April 24, 2013

PROSPECTUS

J. C. Penney Company, Inc.

COMMON STOCK

This prospectus relates to shares of common stock of 50¢ par value of J. C. Penney Company, Inc. (“JCPenney”) issuable upon the exercise of an outstanding warrant which may be offered for sale by the selling stockholders named in this prospectus (the “Selling Stockholder”). The number of shares to be sold by the Selling Stockholder shall be specified from time to time in a prospectus supplement. The shares of common stock to which this prospectus relates may be sold from time to time through public or private transactions on or off the New York Stock Exchange (the “NYSE”), and at prevailing market prices or negotiated prices, all as will be more fully described in a prospectus supplement.

The proceeds from the sale of the shares of common stock to which this prospectus relates are solely for the account of the Selling Stockholder. JCPenney will not receive any of the proceeds from such sales, but we will incur expenses in connection with the registration of such shares.

JCPenney’s common stock trades on the NYSE under the symbol “JCP.” On April 22, 2013, the last reported sale price of the shares of our common stock on the NYSE was $15.54.

The principal executive offices of JCPenney are located at 6501 Legacy Drive, Plano, Texas 75024, and the telephone number is (972) 431-1000.

We discuss risk factors relating to JCPenney in filings we make with the Securities and Exchange Commission, including under “Risk Factors” in our most recently filed Annual Report on Form 10-K. The prospectus supplement relating to a particular offering of common stock may discuss certain risks of investing in our common stock. You should carefully consider these risk factors and risks before deciding to purchase any common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

The date of this prospectus is April 24, 2013.

IMPORTANT INFORMATION ABOUT THIS PROSPECTUS

This prospectus is part of an “automatic shelf” registration statement that we filed with the Securities and Exchange Commission (the “SEC”). Under this shelf registration process, the Selling Stockholder may sell our common stock in one or more offerings. This prospectus provides you with a general description of our common stock. Some transactions in which the Selling Stockholder offers shares of our common stock under the registration statement of which this prospectus forms a part may require that we provide a prospectus supplement that will contain additional information about the terms of that offering. The prospectus supplement and any other offering material may also add to, update or change information contained in this prospectus or in documents we have incorporated by reference into this prospectus. We urge you to read both this prospectus and any prospectus supplement and any other offering material (including any free writing prospectus) prepared by or on behalf of JCPenney for a specific offering of common stock, together with additional information described under “Where You Can Find More Information” on page 2 of this prospectus. You should rely only on the information contained or incorporated by reference in this prospectus and any such prospectus supplement or other offering material. We have not authorized anyone to provide you with different information. The Selling Stockholder is not making an offer to sell or soliciting an offer to purchase shares of our common stock in any jurisdiction where the offer or sale is not permitted.

You should not assume that the information contained in this prospectus, any prospectus supplement and any related free writing prospectus or any document incorporated by reference is accurate as of any date other than the date on the front cover of the applicable document. Neither the delivery of this prospectus or any applicable prospectus supplement or other offering material (including any free writing prospectus) nor any distribution of securities pursuant to such documents shall, under any circumstances, create any implication that there has been no change in the information set forth in this prospectus or any applicable prospectus supplement or other offering material or in our affairs since the date of this prospectus or any applicable prospectus supplement or other offering material.

We may include agreements as exhibits to the registration statement of which this prospectus forms a part. In reviewing such agreements, please remember they are included to provide you with information regarding their terms and are not intended to provide any other factual or disclosure information about us or the other parties to the agreements. The agreements may contain representations and warranties by each of the parties to the applicable agreement. These representations and warranties have been made solely for the benefit of the other parties to the applicable agreement and:

•	should not in all instances be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;

•

may have been qualified by disclosures that were made to the other party in connection with the negotiation of the applicable agreement, which disclosures would not necessarily be reflected in the agreement;

•	may apply standards of materiality in a way that is different from what may be viewed as material to you or other investors; and

•	were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement and are subject to more recent developments.

Accordingly, these representations and warranties may not describe the actual state of affairs as of the date they were made or at any other time. Additional information about us may be found elsewhere in the registration statement of which this prospectus forms a part and our other public filings, which are available without charge on the Internet at the SEC’s EDGAR website at http://www.sec.gov.

Unless indicated otherwise, as used in this prospectus, the terms “jcpenney,” “we,” “us,” “our,” “ourselves” or the “Company” refer to J. C. Penney Company, Inc., and its consolidated subsidiaries.

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WHERE YOU CAN FIND MORE INFORMATION

We file reports, proxy statements and other information with the SEC. Our filings with the SEC are available without charge on the Internet at the SEC’s EDGAR website at http://www.sec.gov or from our website at www.jcp.com. You may read and copy any document that we file with the SEC at the SEC’s Public Reference Room at the following address:

100 F Street, N.E.

Washington, D.C. 20549

You can call the SEC at 1-800-SEC-0330 for more information about the operation of the Public Reference Room. Our SEC filings are also available at the offices of the NYSE, 20 Broad Street, New York, New York 10005. For further information on obtaining copies of our public filings at the NYSE, you can call (212) 656-5060. Information about us is also available at our website at www.jcp.com. Our website and the information contained on it are not part of this prospectus.

INCORPORATION BY REFERENCE

This prospectus is part of a registration statement filed with the SEC by us. The full registration statement can be obtained from the SEC as indicated above, or from us.

The SEC allows us to “incorporate by reference” the information that we file with the SEC. This means that we can disclose important information to you by referring you to information and documents that we have filed with the SEC. Any information that we refer to in this manner is considered part of this prospectus. Any information that we file with the SEC after the date of this prospectus will automatically update and supersede the corresponding information contained in this prospectus.

We specifically are incorporating by reference the following documents (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

•	JCPenney’s Annual Report on Form 10-K for the fiscal year ended February 2, 2013, filed with the SEC on March 20, 2013;

•	JCPenney’s Definitive Proxy Statement for JCPenney’s 2013 Annual Meeting of Stockholders, filed with the SEC on April 2, 2013, as supplemented on April 12, 2013;

•

JCPenney’s Current Reports on Form 8-K filed with the SEC on February 4, 2013, February 12, 2013, March 20, 2013, April 4, 2013, April 8, 2013 and April 15, 2013 and both of JCPenney’s Current Reports on Form 8-K filed with the SEC on April 18, 2013; and

•

Any future filings that we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), excluding any information furnished to, rather than filed with, the SEC, after the date of this prospectus until we sell all of the securities being registered by the registration statement of which this prospectus forms a part.

You may request a free copy of any documents referred to above, including exhibits specifically incorporated by reference in those documents, by contacting us at the following address and telephone number:

J. C. Penney Company, Inc.

6501 Legacy Drive

Plano, Texas 75024

Telephone: (972) 431-5500

Attention: Investor Relations

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and any prospectus supplement, and the documents incorporated herein by reference may contain forward-looking statements made within the meaning of the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “will,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or the negative of these terms or other comparable terminology. These statements relate to future events or our future financial performance, and involve known and unknown risks, uncertainties, and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Those risks and uncertainties include, but are not limited to, the success of our transformation, the impact of changes designed to transform our business, competition and promotional activities, changes in merchandise styles and trends, changes in store traffic trends, maintaining an appropriate mix and level of inventory, the implementation of our new store layout, the availability of internal and external sources of liquidity, our failure to retain, attract and motivate our employees, the reduction and restructuring of our workforce, the impact of cost reduction initiatives, a systems failure and/or security breach that results in the theft, transfer or unauthorized disclosure of customer, employee or Company information, disruptions in our information technology systems or website, changes in our credit ratings, our failure to source and deliver merchandise in a timely and cost-effective manner, changes in our arrangements with our suppliers and vendors, restrictions under our revolving credit facility, potential asset impairment charges, risks associated with importing merchandise from foreign countries, economic and political conditions that impact consumer confidence and spending, the impact of holiday spending patterns and weather conditions, changes in federal, state or local laws and regulations, legal and regulatory proceedings, significant changes in discount rates, actual investment return on pension assets and other factors related to our qualified pension plan, the influence of our largest stockholders, the volatility of our stock price and our ability to use net operating loss carryforwards to offset future taxable income for U.S. federal income tax purposes. Additional information regarding these and other factors may be contained in our filings with the SEC, especially on Forms 10-K, 10-Q and 8-K. The list of factors identified above and in the aforementioned reports is not exhaustive and new factors may emerge or changes to these factors may occur that would impact our business. All such risk factors are difficult to predict and contain material uncertainties that may affect actual results and may be beyond our control.

We also used other factors and assumptions not identified above in deriving the forward-looking statements. Our failure to realize these other assumptions or the impact of the other factors may also cause actual results to differ materially from those projected.

All written or oral forward-looking statements attributable to us are expressly qualified in their entirety by the foregoing cautionary statement. You are cautioned not to rely on the forward-looking statements, which speak only as of the date of this prospectus or, where applicable, a prospectus supplement or document incorporated by reference. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. We are under no duty to update any of the forward-looking statements after the date of any prospectus supplement nor are we under any obligation to publicly announce the results of any revisions to any of the forward-looking statements to reflect actual results, future events or developments, changes in assumptions or changes in other factors affecting the forward-looking statements.

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THE COMPANY

J. C. Penney Company, Inc. is a holding company whose principal operating subsidiary is J. C. Penney Corporation, Inc. (“JCP”). JCP was incorporated in Delaware in 1924, and J. C. Penney Company, Inc. was incorporated in Delaware in 2002, when the holding company structure was implemented. The new holding company assumed the name J. C. Penney Company, Inc. (“JCPenney”). The holding company has no independent assets or operations, and no direct subsidiaries other than JCP. Common stock of JCPenney is publicly traded under the symbol “JCP” on the New York Stock Exchange. JCPenney is a co-obligor (or guarantor, as appropriate) regarding the payment of principal and interest on JCP’s outstanding debt securities. The guarantee by JCPenney of certain of JCP’s outstanding debt securities is full and unconditional.

Since our founding by James Cash Penney in 1902, we have grown to be a major retailer, operating 1,104 department stores in 49 states and Puerto Rico as of February 2, 2013. Our business consists of selling merchandise and services to consumers through our department stores and through our Internet website at jcp.com. Department stores and Internet generally serve the same type of customers and provide virtually the same mix of merchandise, and department stores accept returns from sales made in stores and via the Internet. We sell family apparel and footwear, accessories, fine and fashion jewelry, beauty products through Sephora inside jcpenney and home furnishings. In addition, our department stores provide our customers with services such as styling salon, optical, portrait photography and custom decorating.

USE OF PROCEEDS

The proceeds from the sale of the common stock to which this prospectus relates are solely for the account of the Selling Stockholder. JCPenney will not receive any of the proceeds from such sales.

DESCRIPTION OF SECURITIES

This prospectus contains a summary description of our common stock that the Selling Stockholder may offer and sell from time to time. This summary description is not meant to be a complete description of our common stock. At the time of an offering and sale, this prospectus together with the accompanying prospectus supplement will contain the material terms of the securities being offered.

DESCRIPTION OF CAPITAL STOCK

In this section entitled “Description of Capital Stock,” when we refer to the “Company,” “JCPenney,” “we,” “our,” or “us,” we are referring to J. C. Penney Company, Inc. and none of its subsidiaries. JCPenney’s authorized capital stock consisted of 1,250,000,000 shares of common stock of 50¢ par value, of which 219,754,016 shares were issued and outstanding as of March 18, 2013, and 25,000,000 shares of preferred stock, without par value, of which no shares were issued and outstanding as of March 18, 2013. The authorized shares of any class of stock may be increased or decreased, as the case may be, by the affirmative vote of the holders of a majority of the outstanding shares of the stock entitled to vote. The descriptions set forth below of the common stock and preferred stock (as hereinafter described) constitute brief summaries of certain provisions of JCPenney’s Restated Certificate of Incorporation, as amended, referred to in this section as its “Charter,” and its Bylaws, as amended, referred to in this section as its “Bylaws,” and are qualified in their entirety by reference to the relevant provisions of such documents. See “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” for information on how to obtain copies of these documents.

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Common Stock

Holders of common stock are entitled to one vote per share with respect to each matter submitted to a vote of the stockholders of JCPenney, including the election of directors, subject to voting rights that may be established for shares of preferred stock. Our Charter does not provide for cumulative voting nor are holders of common stock entitled to any preemptive rights to purchase or subscribe for any of our securities. Shares of common stock are neither redeemable nor convertible, and there are no sinking fund provisions relating to these shares.

Subject to the prior rights of any outstanding shares of preferred stock, holders of common stock are entitled to receive such dividends as may be lawfully declared from time to time by our Board of Directors (the “Board”). Upon any voluntary or involuntary liquidation, dissolution or winding up of JCPenney, holders of common stock will share equally in the assets remaining after the Company pays all of its creditors and satisfies all of its obligations to preferred stockholders.

The outstanding shares of common stock are fully paid and nonassessable. Additional shares of common stock may be issued, as authorized by our Board from time to time, without stockholder approval, except for any stockholder approval required by the NYSE.

Computershare (formerly BNY Mellon Shareowner Services) is the transfer agent and registrar of the common stock.

Preferred Stock

Our Charter authorizes our Board, without further stockholder action, to provide for the issuance of up to 25,000,000 shares of preferred stock without par value, in one or more series, and to fix the designations, terms, and relative rights and preferences, including the dividend rate, voting rights, conversion rights, redemption and sinking fund provisions and liquidation preferences of each of these series. We may amend from time to time our Charter to increase the number of authorized shares of preferred stock. Any such amendment would require the approval of the holders of a majority of our shares entitled to vote.

Certain Charter, Bylaw and Delaware Law Provisions

Our Charter and Bylaws and the Delaware General Corporation Law contain several provisions that may make it more difficult to acquire or control us by means of a tender offer, open market purchases, proxy fight or otherwise.

Election of Directors; Removal of Directors; Action by Written Consent

Our directors are elected annually. In a non-contested election, each director must be elected by the affirmative vote of the majority of the votes cast with respect to that director’s election. Our Bylaws provide that in a non-contested election, any nominee for director who is an incumbent director and does not receive a majority of the votes cast “For” his or her election must promptly tender his or her resignation, and the Board, excluding the director who tenders his or her resignation, must promptly decide whether to accept or reject the resignation. Absent a compelling reason for the director to remain on the Board, as determined by the other directors in the exercise of their business judgment, the Board shall accept the resignation. We will promptly and publicly disclose the Board’s decision, together with an explanation of how the decision was reached. In a contested election, directors are elected by a plurality of the votes of the shares present in person or represented by proxy at the stockholder meeting and entitled to vote on the election of directors.

Our Charter and Bylaws also provide that stockholders may only take action at an annual or special meeting of the stockholders and not by written consent of stockholders. The provisions regarding action by written consent require the vote of at least a majority of the combined voting power of the then-outstanding shares of voting stock, voting together as a single class in order to remove or amend them.

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These provisions may have the effect of discouraging anyone from attempting to acquire control of us and could deter open market purchases of our common stock.

Stockholder Proposals and Nominations

Our Bylaws provide that any stockholder may present a nomination for director at an annual meeting of stockholders only if advance notice of such nomination has been delivered to us not less than 90 days prior to the meeting. If an election of directors is to be held at a special meeting of stockholders, notice by the stockholder must be received not later than seven days after the notice of such meeting was given to stockholders. Similarly, any stockholder may present a proposal at an annual meeting only if advance notice of the proposal has been delivered to us not less than 90 days prior to the meeting. The foregoing notices must describe the proposal to be brought at the meeting or the nominee for director, as applicable, as well as provide personal information regarding the stockholder giving the notice, the number of shares owned by the stockholder, his or her interest in such proposal and, with respect to nominations for director, such information with respect to the nominees as would be required to be included in a proxy statement filed by us with the SEC. In addition, our Bylaws provide that only the Board can call special meetings of stockholders and that the only business that may be brought before a special meeting is such business specified by the Board in the notice of such meeting. These procedural requirements could have the effect of delaying or preventing the submission of matters proposed by any stockholder to a vote of the stockholders.

Delaware Law

Section 203 of the General Corporation Law of the State of Delaware applies to us. Under certain circumstances, Section 203 limits the ability of an interested stockholder to effect various business combinations with the Company for a three-year period following the time that such stockholder becomes an interested stockholder. For purposes of Section 203, a “business combination” is broadly defined to include mergers, asset sales and other transactions resulting in a financial benefit to the interested stockholder. An “interested stockholder” is a person who, together with affiliates and associates, owns, or within the immediately preceding three years did own, 15% or more of our voting stock.

An interested stockholder may not engage in a business combination transaction with the Company within the three-year period unless:

•	before the stockholder became an interested stockholder, our Board approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•

upon consummation of the transaction in which the stockholder became an interested stockholder, the interested stockholder owned at least 85% of our voting stock (excluding shares owned by officers, directors or certain employee stock purchase plans); or

•

at or subsequent to such time the business combination is approved by the Board and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

Certain Effects of Authorized But Unissued Stock

Our authorized but unissued shares of common stock and preferred stock may be issued without additional stockholder approval and may be utilized for a variety of corporate purposes, including future offerings to raise additional capital or to facilitate corporate acquisitions.

The issuance of preferred stock could have the effect of delaying or preventing a change in control of us. The issuance of preferred stock could decrease the amount available for distribution to holders of our common stock or could adversely affect the rights and powers, including voting rights, of such holders. In certain circumstances, such issuance could have the effect of decreasing the market price of our common stock.

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One of the effects of the existence of unissued and unreserved common stock or preferred stock may be to enable our board of directors to issue shares to persons friendly to current management, which could render more difficult or discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of management. Such additional shares also could be used to dilute the stock ownership of persons seeking to obtain control of us.

We plan to issue additional shares of common stock in connection with our employee benefit plans.

Limitations on Directors’ Liability

Our Charter eliminates the personal liability of a director to the Company and its stockholders for certain breaches of his or her fiduciary duty as a director. This provision does not, however, eliminate or limit the personal liability of a director:

•	for any breach of such director’s duty of loyalty to the Company or its stockholders;

•	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	under the Delaware statutory provision making directors personally liable, under a negligence standard, for unlawful dividends or unlawful stock repurchases or redemptions; or

•	for any transaction from which the director derived an improper personal benefit.

This provision offers persons who serve on our Board protection against awards of monetary damages resulting from breaches of their fiduciary duty (except as indicated above), including grossly negligent business decisions made in connection with takeover proposals for the Company, and limits our ability or the ability of one of our stockholders to prosecute an action against a director for a breach of fiduciary duty. However, the provision does not affect the availability of equitable remedies such as an injunction or rescission. The SEC has taken the position that the provision will have no effect on claims arising under the federal securities laws.

Our Bylaws provide that we may indemnify any of our officers or directors to the fullest extent permitted by the Delaware General Corporation Law.

SELLING STOCKHOLDER

This prospectus covers the resale, from time to time, of shares of common stock that underlie a warrant sold to Ronald Johnson in a private placement in 2011 prior to his employment with the Company (the “Warrant”). Mr. Johnson served as Chief Executive Officer of the Company from November 2011 until April 8, 2013, and was a member of the Company’s Board of Directors from August 2011 until April 8, 2013. Mr. Johnson, including his transferees, pledgees or donees or their successors (the “Selling Stockholder”), may from time to time offer and sell pursuant to this prospectus and any accompanying prospectus supplement any or all of the shares of our common stock which are issued upon exercise of the Warrant.

Additional information about the Selling Stockholder, including its beneficial ownership of our common stock, the number of shares being offered and sold by it, and the number of shares beneficially owned by it after the applicable offering, will be set forth in a prospectus supplement, in a post-effective amendment or in filings we make with the SEC under the Exchange Act which are incorporated by reference into this prospectus.

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PLAN OF DISTRIBUTION

The Selling Stockholder may offer the shares from time to time, depending on market conditions and other factors, in one or more transactions on the NYSE or any other national securities exchange or automated interdealer quotation system on which shares of our common stock are then listed, through negotiated transactions or otherwise. The shares may be sold at prices and on terms then prevailing, at prices related to the then-current market price or at negotiated prices. The shares may be offered in any manner permitted by law, including through brokers, dealers or agents, and directly to one or more purchasers. Sales of the shares may involve:

•	block transactions in which the broker or dealer engaged will attempt to sell shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker or dealer as principal and resale by the broker or dealer for its account;

•	privately negotiated transactions;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	ordinary brokerage transactions and transactions in which a broker solicits purchasers; or

•	any other method permitted pursuant to applicable law.

The Selling Stockholder will act independently of us with respect to the timing, manner and size of each sale.

The Selling Stockholder may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus. The Selling Stockholder is not obligated to, and there is no assurance that the Selling Stockholder will, sell all or any of the shares we are registering. The Selling Stockholder may devise or gift such shares by other means not described in this prospectus.

We will make copies of this prospectus and the accompanying prospectus supplement available to the Selling Stockholder for the purpose of satisfying the prospectus delivery requirements of the Securities Act, which may include delivery through the facilities of the NYSE pursuant to Rule 153 under the Securities Act.

LEGAL MATTERS

The validity of the securities being offered hereby will be passed upon for the Company by Janet Dhillon, Executive Vice President, General Counsel and Secretary of J. C. Penney Corporation, Inc. As of April 18, 2013, Ms. Dhillon beneficially owned 175,211 shares of J. C. Penney Company, Inc. common stock, 145,580 of which may be acquired through the exercise of employee stock options. Counsel for any underwriter or agent will be named in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of JCPenney as of February 2, 2013 and January 28, 2012 and for each of the years in the three-year period ended February 2, 2013, and management’s assessment of the effectiveness of internal control over financial reporting as of February 2, 2013 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, also incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

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J. C. Penney Company, Inc.

COMMON STOCK

PROSPECTUS

April 24, 2013

PART II.

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth estimated expenses relating to the issuance and distribution of the securities being registered, other than underwriting discounts and commissions, to be paid by the registrants.

Amount To Be Paid
SEC registration fee	$	*
Legal fees and expenses		**
Printing fees and expenses		**
Trustee and transfer agent fees and expenses		**
Blue sky fees and expenses		**
Accounting fees and expenses		**
Rating agency and listing fees		**
Miscellaneous expenses		**

Total	$	**

*	To be deferred pursuant to Rule 456(b) under the Securities Act of 1933, as amended (the “Securities Act”), and calculated in connection with an offering of securities under this registration statement pursuant to Rule 457(r) under the Securities Act.
**	These fees cannot be estimated at this time, as they are calculated based on the securities offered and the number of issuances. An estimate of the aggregate expenses in connection with the sale and distribution of the securities being offered will be included in the applicable prospectus supplement.

Item 15.	Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law permits indemnification of our directors and officers in a variety of circumstances which may include liabilities under the Securities Act.

Article X of our respective bylaws provides in substance for indemnification by the respective companies of its directors and officers in accordance with the provisions of the Delaware General Corporation Law. We have entered into indemnification agreements with our current directors and certain of our current officers which generally provide for indemnification by us except as prohibited by applicable law. To provide some assurance of payment of amounts to which these directors and officers may become entitled pursuant to these agreements, we have funded a trust.

In addition, we have purchased insurance coverage under policies which insure the companies for amounts which they may be required or permitted to pay as indemnification of these directors and officers, and which insure these directors and officers against liabilities which might be incurred and for which they are not entitled to indemnification by the respective company.

Furthermore, the registrants, as well as their directors and officers, may be entitled to indemnification by an underwriter named in a prospectus supplement against certain civil liabilities under the Securities Act under agreements entered into among the registrants, or either of them, and such underwriters.

It is the opinion of the Securities and Exchange Commission that indemnification of directors and officers for liabilities arising under the Securities Act is against public policy and is unenforceable pursuant to Section 14 of the Securities Act.

Item 16.	Exhibits.

1.1*	Form of Underwriting Agreement (Debt).

1.2*	Form of Underwriting Agreement (Equity).

1.3*	Form of Underwriting Agreement (Stock Purchase Contracts).

1.4*	Form of Underwriting Agreement (Stock Purchase Units).

2	Agreement and Plan of Merger, dated as of January 23, 2002, between J. C. Penney Corporation, Inc. and J. C. Penney Company, Inc. (filed as Exhibit 2 to J. C. Penney Company, Inc.’s Current Report on Form 8-K filed January 28, 2002, SEC File No. 001-15274, and incorporated herein by reference).

4.1	Restated Certificate of Incorporation of J. C. Penney Company, Inc., as amended to May 19, 2006 (filed as Exhibit 3.1 to J. C. Penney Company, Inc.’s Quarterly Report on Form 10-Q for the fiscal quarter ended April 29, 2006, SEC File No. 001-15274, and incorporated herein by reference).

4.2	Bylaws of J. C. Penney Company, Inc., as amended to February 24, 2010 (filed as Exhibit 3.1 to J. C. Penney Company, Inc.’s Current Report on Form 8-K filed March 1, 2010, SEC File No. 001- 15274, and incorporated herein by reference).

4.3	Indenture between J. C. Penney Company, Inc. and Wilmington Trust, National Association, as trustee.

4.4	Indenture between J. C. Penney Corporation, Inc., as issuer, J.C. Penney Company, Inc., as guarantor, and Wilmington Trust, National Association, as trustee.

4.5	Indenture among J. C. Penney Company, Inc., J. C. Penney Corporation, Inc., as co-obligors, and Wilmington Trust, National Association, as trustee.

4.6*	Form of Deposit Agreement (including form of Deposit Certificate).

4.7*	Form of Warrant Agreement (Stock) (including form of Warrant Certificate).

4.8*	Form of Warrant Agreement (Debt) (including form of Warrant Certificate).

4.9*	Form of Certificate of Designation of Preferred Stock.

5	Opinion of Janet Dhillon with respect to the validity of the securities.

12	Computation of Ratios of Earnings to Fixed Charges (filed as Exhibit 12 to J. C. Penney Company, Inc.’s Annual Report on Form 10-K for the fiscal year ended February 2, 2013, SEC File No. 001-15274, and incorporated herein by reference).

23.1	Consent of KPMG LLP.

23.2	Consent of Janet Dhillon (see Exhibit 5).

24.1	Power of Attorney — J. C. Penney Company, Inc.

24.2	Power of Attorney — J. C. Penney Corporation, Inc.

25.1	Statement of Eligibility on Form T-1 of Wilmington Trust, National Association, as Trustee under the Form of Indenture related to debt securities of J. C. Penney Company, Inc.

25.2	Statement of Eligibility on Form T-1 of Wilmington Trust, National Association, as Trustee under the Form of Indenture related to debt securities of J. C. Penney Corporation, Inc., as issuer, and J.C. Penney Company, Inc. as guarantor.

25.3	Statement of Eligibility on Form T-1 of Wilmington Trust, National Association, as Trustee under the Form of Indenture related to debt securities of J. C. Penney Company, Inc. and J. C. Penney Corporation, Inc.

*	To be filed by an amendment or as an exhibit to a report filed under the Securities Exchange Act of 1934, as amended, and incorporated herein by reference.

Item 17.	Undertakings.

(a) The undersigned registrants hereby undertake:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrants pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the registrants pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however , that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrants under the Securities Act to any purchaser in the initial distribution of the securities, in a primary offering of securities of the undersigned registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrants will be sellers to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrants relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrants or used or referred to by the undersigned registrants;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrants or their securities provided by or on behalf of the undersigned registrants; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrants to the purchaser.

(b) The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Plano, State of Texas, on April 24, 2013.

J. C. PENNEY COMPANY, INC.

By:

/s/ Kenneth Hannah
Kenneth Hannah
Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

* Myron E. Ullman, III	Chief Executive Officer (Principal Executive Officer); Director	April 24, 2013

/s/ Kenneth Hannah Kenneth Hannah	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	April 24, 2013

* Mark Sweeney	Senior Vice President and Controller (Principal Accounting Officer)	April 24, 2013

* Thomas J. Engibous	Chairman of the Board; Director	April 24, 2013

* William A. Ackman	Director	April 24, 2013

* Colleen C. Barrett	Director	April 24, 2013

* Kent B. Foster	Director	April 24, 2013

* Geraldine B. Laybourne	Director	April 24, 2013

* Leonard H. Roberts	Director	April 24, 2013

* Steven Roth	Director	April 24, 2013

Signatures	Title	Date

* Javier G. Teruel	Director	April 24, 2013

* R. Gerald Turner	Director	April 24, 2013

* Mary Beth West	Director	April 24, 2013

*By:	/s/ Kenneth Hannah
Kenneth Hannah
Attorney-in-Fact

Copies of powers of attorney authorizing Kenneth Hannah, Janet Dhillon and Mark Sweeney and each of them, to sign this registration statement on behalf of the above named directors and officers, are being filed with the Securities and Exchange Commission simultaneously herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Plano, State of Texas, on April 24, 2013.

J. C. PENNEY CORPORATION, INC.

By:

/s/ Kenneth Hannah
Kenneth Hannah
Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

* Myron E. Ullman, III	Chief Executive Officer (Principal Executive Officer); Director	April 24, 2013

/s/ Kenneth Hannah Kenneth Hannah	Executive Vice President and Chief Financial Officer (Principal Financial Officer); Director	April 24, 2013

* Mark Sweeney	Senior Vice President and Controller (Principal Accounting Officer)	April 24, 2013

* Janet Dhillon	Executive Vice President, General Counsel and Secretary; Director	April 24, 2013

*By:	/s/ Kenneth Hannah
Kenneth Hannah
Attorney-in-Fact

Copies of powers of attorney authorizing Kenneth Hannah, Janet Dhillon and Mark Sweeney, and each of them, to sign this registration statement on behalf of the above named directors and officers, are being filed with the Securities and Exchange Commission simultaneously herewith.

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

1.1*	Form of Underwriting Agreement (Debt).

1.2*	Form of Underwriting Agreement (Equity).

1.3*	Form of Underwriting Agreement (Stock Purchase Contracts)

1.4*	Form of Underwriting Agreement (Stock Purchase Units)

2	Agreement and Plan of Merger, dated as of January 23, 2002, between J. C. Penney Corporation, Inc. and J. C. Penney Company, Inc. (filed as Exhibit 2 to J. C. Penney Company, Inc.’s Current Report on Form 8-K filed January 28, 2002, SEC File No. 001-15274, and incorporated herein by reference).

4.1	Restated Certificate of Incorporation of J. C. Penney Company, Inc., as amended to May 19, 2006 (filed as Exhibit 3.1 to J. C. Penney Company, Inc.’s Quarterly Report on Form 10-Q for the fiscal quarter ended April 29, 2006, SEC File No. 001-15274, and incorporated herein by reference).

4.2	Bylaws of J. C. Penney Company, Inc., as amended to February 24, 2010 (filed as Exhibit 3.1 to J. C. Penney Company, Inc.’s Current Report on Form 8-K filed March 1, 2010, SEC File No. 001- 15274, and incorporated herein by reference).

4.3	Indenture between J. C. Penney Company, Inc. and Wilmington Trust, National Association, as trustee.

4.4	Indenture between J. C. Penney Corporation, Inc., as issuer, J.C. Penney Company, Inc., as guarantor, and Wilmington Trust, National Association, as trustee.

4.5	Indenture among J. C. Penney Company, Inc., J. C. Penney Corporation, Inc., as co-obligors, and Wilmington Trust, National Association, as trustee.

4.6*	Form of Deposit Agreement (including form of Deposit Certificate).

4.7*	Form of Warrant Agreement (Stock) (including form of Warrant Certificate).

4.8*	Form of Warrant Agreement (Debt) (including form of Warrant Certificate).

4.9*	Form of Certificate of Designation of Preferred Stock

5	Opinion of Janet Dhillon with respect to the validity of the securities.

12	Computation of Ratios of Earnings to Fixed Charges (filed as Exhibit 12 to J. C. Penney Company, Inc.’s Annual Report on Form 10-K for the fiscal year ended February 2, 2013, SEC File No. 001-15274, and incorporated herein by reference).

23.1	Consent of KPMG LLP.

23.2	Consent of Janet Dhillon (see Exhibit 5).

24.1	Power of Attorney — J. C. Penney Company, Inc.

24.2	Power of Attorney — J. C. Penney Corporation, Inc.

25.1	Statement of Eligibility on Form T-1 of Wilmington Trust, National Association, as Trustee under the Form of Indenture related to debt securities of J. C. Penney Company, Inc.

25.2	Statement of Eligibility on Form T-1 of Wilmington Trust, National Association, as Trustee under the Form of Indenture related to debt securities of J. C. Penney Corporation, Inc., as issuer, and J.C. Penney Company, Inc. as guarantor.

25.3	Statement of Eligibility on Form T-1 of Wilmington Trust, National Association, as Trustee under the Form of Indenture related to debt securities of J. C. Penney Company, Inc. and J. C. Penney Corporation, Inc.

*	To be filed by an amendment or as an exhibit to a report filed under the Securities Exchange Act of 1934, as amended, and incorporated herein by reference.